                                                                     Exhibit 5.1

Individual Variable Annuity Application        Contract#:_______________________

-----------------------------------------------------------------------------------------------------------------------------------
1. INSURANCE COMPANY NAME and PRODUCT TYPE
-----------------------------------------------------------------------------------------------------------------------------------
   Federal Kemper Life Assurance Company - Flexible Premium Fixed and Variable Deferred Annuity
-----------------------------------------------------------------------------------------------------------------------------------
2. OWNER and ANNUITANT INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
(select one)    (_) Owner and Annuitant or (_) Trust

Name                                                       Daytime Phone Number                 Social Security Number     Age
--------------------------------------------------------   ----------------------------------   -------------------------  --------
                                                           (      )
--------------------------------------------------------   ----------------------------------   -------------------------  --------

Residence (no. P.O. Boxes)                                           City         State    Zip Code    Date of Birth (mm/dd/yyyy)
-------------------------------------------------------------------  -----------  -------  ----------  ----------------------------

-------------------------------------------------------------------  -----------  -------  ----------  ----------------------------

Mailing Address (if different from above: P.O. Boxes may be used)    City         State    Zip Code
-------------------------------------------------------------------  -----------  -------  ----------

-------------------------------------------------------------------  -----------  -------  ----------
Sex (select one)         Citizenship Status (select one)  Country                                         Country
                                                          ------------------------                        -------------------------
(_) Male  (_) Female     (_) USA  (_) Resident Alien                              (_) Non-Resident Alien
                                                          ------------------------                        -------------------------
===================================================================================================================================
(select one)  (_) Joint Owner (must be spouse) (non-qualified only) or (_) Annuitant (Specify only if Trust owned)

Name                                                       Daytime Phone Number                 Social Security Number     Age
--------------------------------------------------------   ----------------------------------   -------------------------  --------
                                                           (     )
--------------------------------------------------------   ----------------------------------   -------------------------  --------

Address                                                              City         State    Zip Code    Date of Birth (mm/dd/yyyy)
-------------------------------------------------------------------  -----------  -------  ----------  ----------------------------

-------------------------------------------------------------------  -----------  -------  ----------  ----------------------------
Sex (select one)         Citizenship Status (select one)  Country                                         Country
                                                          ------------------------                        -------------------------
(_) Male  (_) Female      (_) USA  (_) Resident Alien                             (_) Non-Resident Alien
                                                          ------------------------                        -------------------------
-----------------------------------------------------------------------------------------------------------------------------------
3. BENEFICIARY DESIGNATION  (_) Additional Beneficiaries
-----------------------------------------------------------------------------------------------------------------------------------
(See General Information item #6 on the back of this form regarding Joint Owners)  Relationship to owner  Social Security Number
                   Name                                Percentage                                         -------------------------
  (_) Primary      --------------------------------    -------------------          (_) Spouse
                                                                                                          -------------------------
  (_) Contingent   --------------------------------    -------------------          (_) Non-spouse        Date of Birth (mm/dd/yyyy)
                                                                                                          -------------------------

                                                                                                          -------------------------
-----------------------------------------------------------------------------------------------------------------------------------
4. INITIAL PREMIUM AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------
(check payable to Federal Kemper Life Assurance Company)                                           Annuity Commencement Date
                                                         -------------------                       --------------------------------
                                                         $                   (_) With Funds
                                                         -------------------                       --------------------------------
                                                                             (_) Funds Will Follow (See General Information Item #7)
Tax Qualified Status: (select all that apply)
   (_) Non-Qualified    (_) Traditional IRA   (_) Roth IRA (Conversion Year _____, if applicable) (_) Other _______________________

      (_) 1035 Exchange   Contribution for tax year_______  Trustee transfer                   Rollover from ______________________
                          --------------------------------  ---------------------------------  -------------------------
                          $                                 $                                  $
                          --------------------------------  ---------------------------------  -------------------------
-----------------------------------------------------------------------------------------------------------------------------------
5. ASSET ALLOCATION MODELS
-----------------------------------------------------------------------------------------------------------------------------------
(select and complete 5. or 6., but not both)

(check one model only; asset allocation percentages shown directly below)
   (_) Conservative Growth Model        (_) Balanced Model         (_) Growth & Income Model     (_) Growth Model
   ------------------------------------------------------------------------------------------------------------------------------
                                                Asset Allocation Percentages For Each Model
   ------------------------------------------------------------------------------------------------------------------------------
                                                           Conservative         Balanced            Growth &       Growth
                                                           Growth Model          Model            Income Model      Model
   ------------------------------------------------------------------------------------------------------------------------------
   One Group(R) Investment Trust:
        Balanced Portfolio                                      0%                 5%                  5%              0%
        Bond Portfolio                                         35%                24%                 14%              5%
        Diversified Equity Portfolio                           14%                13%                 16%             22%
        Diversified Mid Cap Portfolio                           0%                 0%                  9%             14%
        Equity Index Portfolio                                  7%                11%                 12%             13%
        Government Bond Portfolio                              35%                24%                 14%              5%
        Large Cap Growth Portfolio                              3%                 5%                  8%             11%
        Mid Cap Growth Portfolio                                2%                 7%                  7%             10%
        Mid Cap Value Portfolio                                 4%                11%                 15%             20%
                                                              ----               ----                ----            ----
                        Total                                 100%               100%                100%            100%
   ------------------------------------------------------------------------------------------------------------------------------

                                        See Reverse Side For General Information
                                                                     Page 1 of 2

6.   SELF-DIRECTED (Do not complete if Section 5 is completed)

(whole percentage only; A, B, and C must total 100%)

A. One Group Investment Trust:          ___% Equity Index Portfolio          B. Dreyfus Variable Investment Fund:
___% Balanced Portfolio                 ___% Gov't Bond Portfolio            ___% Dreyfus Money Market
___% Bond Portfolio                     ___% Large Cap Growth Portfolio
___% Diversified Equity Portfolio       ___% Mid Cap Growth Portfolio        C. Dollar Cost Averaging Account:
___% Diversified Mid Cap Portfolio      ___% Mid Cap Value Portfolio         ___% Fixed Account

7.   REPLACEMENT

Do you have any existing annuity contracts or life insurance policies?
(_) Yes (_) No

Will or may any existing life insurance or annuity be replaced or will values from another insurance policy or annuity (through loans, surrenders or otherwise) be used to pay premiums for the policy applied for? (_) Yes (_) No
                                                  ______________________________

If yes, indicate company name and policy number:  ______________________________

8.   CONSENT TO ELECTRONIC DELIVERY

(_) I agree to have prospectus updates, semi-annual reports, proxy solicitation material and other applicable regulatory documents delivered to me on an IBM and Macintosh compatible CD-Rom. I understand that I may change my mind and choose to receive paper copies of applicable regulatory documents by calling (888) 477-9700.

If you do not check the box above, you will receive paper copies of all required regulatory documents. You will not receive electronic copies in addition to paper copies provided.

9.   OWNER SIGNATURES

RECEIPT IS ACKNOWLEDGED OF THE CURRENT PROSPECTUSES FOR THIS VARIABLE ANNUITY AND THE UNDERLYING SUBACCOUNTS. PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT AND MAY INCREASE OR DECREASE. THEY ARE NOT GUARANTEED BY THE COMPANY, ANY OTHER INSURANCE COMPANY, THE US GOVERNMENT OR ANY STATE GOVERNMENT, AND ARE NOT INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER FEDERAL OR STATE AGENCY. ALL RISK IS BORNE BY THE OWNER FOR THOSE FUNDS ASSIGNED TO A SEPARATE ACCOUNT.

The models listed in section five above are general asset mixes. The models were developed by Banc One Investment Advisors Corporation and may or may not be appropriate for you. Banc One Investment Advisors Corporation serves as advisor to the One Group Investment Trust Portfolios for which it receives a fee. There is no guarantee that the models will achieve any desired results or objectives. I understand that Banc One Investment Advisors Corporation is not providing investment advice or any other service to me and that I am solely responsible for determining whether a model is right for me. The models should not be considered personal investment advice or serve as the sole or primary basis for making investment decisions. Purchase payments and exchanges allocated to an investment model will be invested in each underlying investment option at the percentages set forth above.

Each investment allocation model automatically allocates a portion of my annuity to certain subaccounts. Each model will be automatically rebalanced once each year and upon changes to the models (as discussed on the back of this form). Automatically rebalancing a model may involve transferring amounts from subaccounts with higher returns into subaccounts with relatively lower returns in order to maintain the percentages as set forth above. Transfers made as a result of automatic rebalancing are not counted against my free transfers (in the event transfer fees are imposed in the future). Automatic rebalancing ends upon the termination of a model (when a model terminates is discussed on the back of this form).

I understand that the underlying investment options described above are NOT available to the general public directly. They are only available as Investment options in variable life insurance policies or variable annuity contracts issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans.

(_) Please send me a copy of the Statement of Additional Information to the prospectus.

I/We have read, agree to and affirm the information above and on the following pages. Signed at:

City                                        State                                     Date (mm/dd/yyyy)
------------------------------------------  ----------------------------------------  --------------------------------------

------------------------------------------  ----------------------------------------  --------------------------------------

Owner Name (printed)                        Owner Signature                           Social Security Number
------------------------------------------  ----------------------------------------  --------------------------------------
                                            X
------------------------------------------  ----------------------------------------  --------------------------------------

Joint Owner Name (printed)                  Joint Owner Signature
------------------------------------------  ----------------------------------------
                                            X
------------------------------------------  ----------------------------------------

10.  SELLING AGENT REPORT

Does the applicant have any existing annuity contracts or life insurance policies? (_) Yes (_) No
To the best of your knowledge, will or may any existing life insurance policy or annuity contract be replaced or will values from another insurance policy or annuity contract (through loans, surrenders, or otherwise) be used to pay premiums for the contract applied for? (_) Yes (_) No

Agent Name (printed)            Agent Signature           Agent License Number (FL Only) or Rep. Number   Agent's Phone No.
------------------------------  ------------------------  ----------------------------------------------  -------------------------
                                                                                                         (    )
------------------------------  ------------------------  ----------------------------------------------  -------------------------

Standard ID                     Date (mm/dd/yyyy)
----------------------------    -----------------------
By:
----------------------------    -----------------------

[Product Name]


Insurance Company Address:
Federal Kemper Life Assurance Company - 1600 McConnor Parkway, Schaumburg, Illinois 60196-6801

Insurance Company Address:
Federal Kemper Life Assurance Company - 1600 McConnor Parkway, Schaumburg, Illinois 60196-6801

Warnings, Notices and Statements

For Arizona Applicants: Upon your written request, the insurance company is required to provide, within a reasonable time, reasonable factual information concerning the benefits and provisions of the annuity contract to you. If for any reason you are not satisfied with the contract, you may return it within ten days after it is delivered (30 days if the contract is issued in replacement of an existing contract, or if you are 65 years of age or older). Upon such return, you will receive a refund equal to the premiums paid, including any policy or contract fees or other charges, less the amounts allocated to any separate accounts under the policy or contract, plus the value of any separate accounts under the policy or contract, within 10 days following our receipt of the contract.

Arkansas, Colorado, District of Columbia, Kentucky, Louisiana, Maine, New Mexico, Ohio, Oklahoma, Pennsylvania and Tennessee Fraud Warning - Any person who knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

FLORIDA FRAUD WARNING - ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURER, FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.

Michigan Fraud Warning - Any person who submits an application or files a claim with intent to defraud or helps commit a fraud against an insurer, as determined by a court of competent jurisdiction, is guilty of a crime.

New Jersey Fraud Warning - Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.


GENERAL INFORMATION

1. The Owner understands that when this application, in good order, and payment are submitted, the Owner will be entitled to the benefits and bound by the provisions of the insurance company contract. Application is subject to acceptance by the issuing insurance company.

2. Under this contract the Owner(s) and Annuitant(s) are the persons designated on this application unless the insurance company receives a written request for a change.

3. The insurance company will not be liable for any loss, liability, cost, or expense, for acting in accordance with instructions of the Owner or Joint Owner.

4. The applicant, by signing the opposite side of this application, agrees to the following statement: I HAVE REVIEWED MY EXISTING ANNUITY COVERAGE AND FIND THIS CONTRACT IS SUITABLE FOR MY NEEDS.

5. The agent, by signing the opposite side of this application, agrees to the following statement: I HAVE REVIEWED THE APPLICANT'S EXISTING ANNUITY COVERAGE AND FIND THIS CONTRACT IS SUITABLE FOR HIS/HER NEEDS.

6. If you designate a joint Owner DO NOT name a primary beneficiary in the Beneficiary Designation section. The surviving Joint Owner will be the primary beneficiary upon the death of a Joint Owner.

7. The Annuity Date can not be later than the later of the contract anniversary following the 90th birthday of the oldest Owner or Annuitant initially designated or the 10th contract anniversary. If no annuity date is selected by the Owner, the annuity date will be the later of the contract anniversary following the 85th birthday of the oldest Owner or Annuitant initially designated or the 5th contract anniversary.

Termination of a Model - I can stop using (i.e., terminate) a model at any time by notifying the insurance company.

Changes to the Models - From time-to-time, Banc One Investment Advisors Corporation may change the strategies used in an investment allocation model. For example, it may change the percentages allocated to the available underlying investment options within a model or it may change the underlying investment options available for allocation within a model. However, such changes will not impact a model's investment objective. Such changes in strategy may be made without prior notice to you. However, as with other transfers of contract value within your annuity, you will receive a confirmation statement when changes in strategy result in the transfer of contract value between subaccounts.